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                                                                 Exhibit 5

                                 [Letterhead]

                                                            August 20, 1998


Ampal-American Israel Corporation
1177 Avenue of the Americas
New York, New York 10036


Ladies & Gentlemen:

    I am Vice President-Legal of Ampal-American Israel Corporation (the "Company"), a New York corporation, and have acted as counsel in connection with the registration by the Company, pursuant to a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of 1,200,000 shares of the Company's Class A Stock, $1 par value (the "Shares"), to be offered for sale by the Company upon the exercise of certain stock options ("Options") and purchase rights (the "Rights") granted pursuant to the Yehoshua Gleitman Incentive Plan (the "Plan").

    I have examined the Plan the Company's Certificate of Incorporation and By-laws, both as amended, and minute books and such other documents and records as I have deemed necessary and relevant as a basis for my opinions hereinafter set forth. For the purposes of this letter, I have assumed the genuineness of all signatures and the conformity to original documents of all instruments furnished to me for review or examination as copies.

    I am a member of the Bar of the State of New York and, for purposes of the opinions expressed in this letter, do not hold myself out as expert on, nor am I, in rendering the opinions expressed herein, passing on the laws of any jurisdiction other than the federal laws of the United States and the laws of the State of New York.

    Based on the foregoing and having regard to such legal considerations as I have deemed relevant, it is my opinion that:

    1. The Company is a corporation duly organized under the laws of the State of New York.

    2. The Shares covered by the Registration Statement have been validly authorized.

    3. When (i) the Shares have been duly registered under the Act, (ii) certificates for the Shares have been duly delivered, and (iii) the Company has received the consideration to be received by it pursuant to the Plan and upon exercise of the related Options and Rights, the Shares will be validly issued, fully paid and non-assessable by the Company.

    I hereby consent to the inclusion of this opinion in the Registration Statement and to the references to me contained therein.


                                       Very truly yours,



                                       /s/Isaiah Halivni
                                       Isaiah Halivni
                                       Vice Present-Legal & Secretary